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                                                                Exhibit 99(b)


                                                     3DX TECHNOLOGIES INC.
             PROXY                                12012 WICKCHESTER, SUITE 250
                                                      HOUSTON, TEXAS 77097

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 3DX
         SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY ___, 1999

   The undersigned shareholder of 3DX Technologies Inc. (the "Company") hereby appoints each of Ronald P. Nowak and Russell L. Allen attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned at the 3DX Special Meeting of Stockholders of the Company to be held at 12012 Wickchester, Suite 250, Houston, Texas 77097, on July ___, 1999, at 10:00 a.m., central time, and at any adjournments of said meeting, all of the shares of 3DX Common Stock which the undersigned may be entitled to vote.

1. APPROVAL OF THE 3DX MERGER RELATING TO THE MERGER OF THE COMPANY WITH AND INTO THE ESENJAY EXPLORATION, INC. WITH ESENJAY SURVIVING THE MERGER.

    / / FOR     / / AGAINST     / / ABSTAIN

2. In their discretion, upon such other matters as may properly come before the meeting; hereby revoking any proxy or proxies regarding such matters heretofore given by the undersigned.


                         CONTINUED ON OTHER SIDE
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                         CONTINUED FROM OTHER SIDE

3. In the event that the merger with Esenjay is approved, I hereby elect the following form of merger consideration:

/ /  Exchange all of my shares of 3DX Common   / / Exchange all of my shares of 3DX Common     / /  Exchange ___ shares of 3DX
     Stock for Esenjay Common Stock                Stock for Esenjay Series A Preferred Stock       Common Stock for Esenjay
                                                                                                    Common Stock and the remaining
                                                                                                    shares for Esenjay Series A
                                                                                                    Preferred Stock

The board of directors recommends a vote FOR each proposal above and if no specification is made, the shares will be voted FOR approval of the 3DX Merger. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of 3DX Stockholders and the Proxy Statement/Prospectus furnished herewith.

                                          Dated __________________, 1999


                                          ------------------------------
                                             Stockholder's Signature

                                          ------------------------------
                                             Stockholder's Signature


Signature should agree with name printed hereon. If Stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

           PLEASE SIGN AND RETURN IN THE ENVELOPE ENCLOSED.